Exhibit 99.1

FOR IMMEDIATE RELEASE

Thursday, May 1, 2003

CLAYTON WILLIAMS ENERGY, INC ANNOUNCES 2003

FIRST QUARTER EARNINGS

Midland, Texas, May 1, 2003 – Clayton Williams Energy, Inc.  (NASDAQ–NMS:CWEI) reported record quarterly profits for the first quarter of 2003 of $16.3 million, or $1.73 per share, as compared to a net loss of $3 million, or $.33 per share, for the first quarter of 2002.  Cash flow from operations was $29.6 million compared to $2.8 million during the same period in 2002.

Substantially higher gas production and improved product prices combined to account for most of the increase in earnings for the first quarter of 2003.  Oil and gas sales increased 162% to $48.7 million as compared to $18.6 million in 2002.  Realized gas prices increased 71% from $3.07 to $5.26, and oil prices increased 42% from $20.41 to $29.03.  The 2003 prices include realized net losses on hedging transactions totaling $8.2 million, or $.98 per Mcf of gas and $3.59 per Bbl of oil, as compared to net hedging gains of $2.6 million, or $.83 per Mcf of gas and $.22 per Bbl of oil, for the same period in 2002.

Gas production for the first quarter increased 129% to 6.9 Bcf, or 76,622 Mcf per day, from 3 Bcf, or 33,456 Mcf per day, in 2002.  This increase was derived primarily from the Cotton Valley Reef Complex and south Louisiana.  Oil and natural gas liquids (NGL) production for the 2003 quarter declined 11% to 422,000 Bbls, or 4,688 Bbls per day, from 474,000 Bbls, or 5,267 Bbls per day, in 2002.

Other income for the first quarter of 2003 included a $3.9 million gain, as of March 31, 2003, on fixed-price gas contracts that were terminated in April at a net gain of $1.5 million.  As a result, the Company will report a $2.4 million loss on these contracts in the second quarter of 2003.

Dry hole and abandonment costs were $4.5 million in the first quarter of 2003.  Included in the current period were dry hole costs associated with a Cotton Valley well (Scamardo Gas Unit #1), two south Louisiana wells (State Lease 17521 #1 and State Lease 17569 #1), and one non-operated well in Louisiana.  According to Clayton W. Williams, Chairman and CEO, “We are disappointed in the dry holes in Louisiana; however, we are encouraged by the indication of gas shows within another Cotton Valley reef well in east Texas, the Muse-Patranella Unit #1. We are currently experiencing downhole mechanical problems on this well, which may delay commencement of completion operations by 30 to 60 days.”

The Company has determined to accelerate the repayment of its bank debt by utilizing funds provided from continued strong product prices and by slowing the pace of the drilling program for 2003.  Specifics on the Company’s revision to its capital expenditures plan for 2003 will be provided with its second quarter guidance.

An investor’s conference call is scheduled for May 2, 2003 at 11:00 CDT, and will be available live on the Internet.  The link to the conference call is posted on the Company’s Web page at http://www.claytonwilliams.com.  The call will remain posted for replay for up to 90 days afterward.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the Company’s drilling results, the Company’s ability to replace short-lived reserves, the availability of capital resources, the reliance upon estimates of proved reserves, operating hazards and uninsured risks, competition, government regulation, the ability of the Company to implement its business strategy, and other factors referenced in the Company’s public filings with the Securities and Exchange Commission.

Contact:

Lajuanda Holder	Mel G. Riggs

Director of Investor Relations

Chief Financial Officer

(915) 688-3419	(915) 688-3431
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share)

	Three Months Ended March 31,
	2003		2002
REVENUES
Oil and gas sales	$48,697		$18,618
Natural gas services	2,048		1,199
Total revenues	50,745		19,817

COSTS AND EXPENSES
Lease operations	7,571		5,170
Exploration:
Abandonments and impairments	4,462		6,229
Seismic and other	2,352		1,708
Natural gas services	1,940		994
Depreciation, depletion and amortization	10,571		7,079
Accretion of abandonment obligations	151	(a)	—
General and administrative	1,740		1,875
Total costs and expenses	28,787		23,055
Operating income (loss)	21,958		(3,238)

OTHER INCOME (EXPENSE)
Interest expense	(992)		(961)
Gain (loss) on sales of property and equipment	(9)		9
Change in fair value of derivatives	3,449		(712)
Other	275		121
Total other income (expense)	2,723		(1,543)

Income (loss) before income taxes	24,681		(4,781)

Income tax expense (benefit)	8,560		(1,709)

Income (loss) from continuing operations	16,121		(3,072)

Cumulative effect of accounting change, net of tax	207	(a)	—

Income from discontinued operations, net of tax	—		58 (b)

NET INCOME (LOSS)	$16,328		$(3,014)

Net income (loss) per common share:
Basic:
Income (loss) from continuing operations	$1.73		$(0.33)
Net income (loss)	$1.76		$(0.33)

Diluted:
Income (loss) from continuing operations	$1.71		$(0.33)
Net income (loss)	$1.73		$(0.33)

Weighted average common shares outstanding:
Basic	9,303		9,211
Diluted	9,433		9,211

Total comprehensive income (loss)	$16,359		$(10,094)

CLAYTON WILLIAMS ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2003	December 31, 2002
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$14,375	$5,676
Accounts receivable:
Oil and gas sales, net	26,910	14,426
Joint interest and other, net	2,664	3,714
Affiliates	224	223
Inventory	2,293	2,141
Deferred income taxes	539	524
Prepaids and other	5,897	5,215
	52,902	31,919
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	628,212	617,320
Natural gas gathering and processing systems	16,528	16,203
Other	12,018	11,918
	656,758	645,441
Less accumulated depreciation, depletion and amortization	(474,377)	(466,815)
Property and equipment, net	182,381	178,626
OTHER ASSETS
Deferred income taxes	—	6,594
Investments and other	2,065	1,853
	2,065	8,447

	$237,348	$218,992

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$20,441	$22,440
Oil and gas sales	12,487	8,274
Affiliates	1,607	1,257
Current maturites of long-term debt	508	—
Fair value of derivatives	9,005	12,917
Accrued liabilities and other	4,042	5,874
	48,090	50,762

NON-CURRENT LIABILITIES
Long-term debt	93,293	94,949
Deferred income taxes	1,730	—
Other	8,771 (c)	4,500 (c)
	103,794	99,449

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	931	928
Additional paid-in capital	73,108	72,787
Retained earnings	19,344	3,016
Accumulated other comprehensive income (loss)	(7,919)	(7,950)
	85,464	68,781

	$237,348	$218,992

CLAYTON WILLIAMS ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$16,328	$(3,014)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	10,571	7,079
Exploration costs	4,462	6,229
Gain on sales of property and equipment	9	(9)
Deferred income taxes	8,560	(1,709)
Non-cash employee compensation	(69)	(25)
Change in fair value of derivatives	(3,863)	398
Accretion of abandonment obligations	151	—
Cumulative effect of accounting change, net of tax	(207)	—
Non-cash effect of discontinued operations, net of tax	—	80
Other	113	109

Changes in operating working capital:
Accounts receivable	(11,435)	(1,051)
Accounts payable	6,691	(5,128)
Other	(1,724)	(153)
Net cash provided by operating activities	29,587	2,806

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(19,146)	(19,629)
Proceeds from sales of property and equipment	3	9
Other	(193)	(47)
Net cash used in investing activities	(19,336)	(19,667)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	18,100
Repayments of long-term debt	(1,656)	—
Proceeds from sale of common stock	104	—
Repurchase and cancellation of common stock	—	(513)
Net cash provided by financing activities	(1,552)	17,587

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,699	726

CASH AND CASH EQUIVALENTS
Beginning of period	5,676	2,856

End of period	$14,375	$3,582

Clayton Williams Energy, Inc.

Summary Production and Price Data

(Unaudited)

	Three Months Ended March 31,
	2003	2002

Average Daily Production:
Natural Gas (Mcf):
Austin Chalk (Trend)	4,210	4,008
Cotton Valley Reef Complex	51,400	21,941
Louisiana	17,488	2,006
New Mexico / West Texas	1,700	1,631
Other	1,824	3,870
Total	76,622	33,456

Oil (Bbls):
Austin Chalk (Trend)	2,817	3,776
Louisiana	621	83
New Mexico / West Texas	654	822
Other	52	30
Total	4,144	4,711

Natural gas liquids (Bbls):
Austin Chalk (Trend)	262	418
New Mexico / West Texas	136	138
Other	146	—
Total	544	556

Total Production:
Natural Gas (MMcf)	6,896	3,011
Oil (MBbls)	373	424
Natural gas liquids (MBbls)	49	50
Gas Equivalents (MMcfe)	9,428	5,855

Average Realized Prices:
Gas ($/Mcf):
Before hedging	$6.24	$2.24
Hedging gain (loss)	(0.98)	0.83
Combined	$5.26	$3.07

Oil ($/Bbl):
Before hedging	$32.62	$20.19
Hedging gain (loss)	(3.59)	0.22
Combined	$29.03	$20.41

Natural gas liquids ($/Bbl)	$24.80	$10.90

CLAYTON WILLIAMS ENERGY, INC.

Notes to tables and supplemental information

(a)   Effective January 2003, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 143 “Accounting for Asset Retirement Obligations”.

(b)   Pursuant to the requirements of SFAS No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets”, the historical operating results from the Wharton County properties, sold in 2002, have been reported as discontinued operations.  Certain adjustments have been made to conform with current period presentations.

(c)   Non-current liabilites - other includes the following:

	March 31, 2003	December 31, 2002
	(In thousands)

Abandonment obligations	$7,771	$3,500
Production payment obligations	1,000	1,000
	$8,771	$4,500

Certain reclassifications in 2002 have been made to conform to current period presentations.